EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-effective Amendment No. 4 to the Form S-11 Registration Statement on Form S-3 (No. 333-196108) of CNL Healthcare Properties, Inc. of our report dated March 23, 2022 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

March 23, 2022